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                          CONSENT OF FINANCIAL ADVISOR

                                                                    EXHIBIT 23.5

                                                                    June 6, 1997

CCB Financial Corporation
111 Corcoran Street
Post Office Box 931
Durham, North Carolina 27702-0931

DEAR SIRS:

     We hereby consent to the use of our opinion letter to the Board of Directors of CCB Financial Corporation, included as Appendix D to the Prospectus/Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of American Federal Savings Bank, FSB with CCB Financial Corporation, and to the references to such opinion in such Prospectus/Joint Proxy Statement under the captions
"SUMMARY -- The Merger," "THE MERGER -- Background of the Merger; Recommendations and Reasons," and " -- Opinion of CCBF's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         MERRILL LYNCH, PIERCE,
                                         FENNER & SMITH
                                         INCORPORATED

                                         By: /s/       JOHN P. ESPOSITO

                                         Name: John P. Esposito
                                         Title: Vice President
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